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                                                                    EXHIBIT 11.1


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
                                                                                        For the Year Ended December 31,
                                                                           1998                   1997                    1996
                                                                           ----                   ----                    ----
Income from continuing operations                                       $1,455,605            $1,307,620               $1,223,345
         Income (loss) from discontinued operations                       (175,874)            6,637,253                6,227,112
                                                                        ------------------------------------------------------------
Net income                                                              $1,279,731            $7,944,873               $7,450,457
                                                                        ============================================================

BASIC EARNINGS:

Weighted average number of common shares outstanding                    17,539,259            17,438,834               17,334,750
                                                                        ============================================================
Basic earnings per common share:
         Continuing operations                                                  $0.08                 $0.07                    $0.08
         Discontinued operations                                                (0.01)                 0.39                     0.35
                                                                        ------------------------------------------------------------
                                                                                $0.07                 $0.46                    $0.43
                                                                        ============================================================
DILUTED EARNINGS:                                                        1998                   1997                     1996
                                                                         ----                   ----                     ----
Weighted average number of common shares outstanding                    17,539,259            17,438,834               17,334,750
Stock options                                                                9,201               347,048                  400,257
                                                                        ------------------------------------------------------------
Weighted average number of common shares outstanding, as adjusted       17,548,460            17,785,882               17,735,007
                                                                        ============================================================
Diluted earnings per common share:
         Continuing operations                                                  $0.08                 $0.07                    $0.07
         Discontinued operations                                                (0.01)                 0.38                     0.35
                                                                        ------------------------------------------------------------
                                                                                $0.07                 $0.45                    $0.42
                                                                        ============================================================
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